Michael Baker Corporation

Airside Business Park

100 Airside Drive

Moon Township, PA 15108

January 31, 2013

Gladiator Holdco LLC

c/o DC Capital Partners, LLC

11 Canal Center Plaza, Suite 350

Alexandria, VA 22314

Attention:	Thomas J. Campbell
Chairman

Ladies & Gentlemen:

Gladiator Holdco LLC (together with its controlled affiliates, “Receiving Party”) has requested that Michael Baker Corporation, a Pennsylvania corporation (the “Company”), furnish Receiving Party information relating to the Company (such information, as more specifically defined in Paragraph 2 below, “Confidential Information”). In connection therewith, Receiving Party agrees to treat the Confidential Information in accordance with the provisions of this agreement and comply with the other provisions hereof.

1.    Use of Confidential Information. Receiving Party will use the Confidential Information only in connection with a possible transaction involving the Company (any such transaction, a “Transaction” and such purpose, the “Permitted Purpose”). For the avoidance of doubt, a “Transaction” will include any transaction between the Receiving Party and the Company or its stockholders, whether or not done on a consensual basis, provided, however, that this sentence does not limit or otherwise affect Paragraph 5 hereof. Receiving Party will treat the Confidential Information in all material respects in the same way that it treats its own non-public proprietary information, but in any case using no less than a reasonable degree of care. Receiving Party will not disclose any Confidential Information publicly or to any third party, except that:

(a)        Receiving Party may disclose Confidential Information to its directors, officers, attorneys or financial advisors (collectively, “Representatives”) whom Receiving Party reasonably determines need to know the information for the Permitted Purpose (it being understood that Receiving Party will inform its Representatives of the confidential nature of the Confidential Information and will cause its Representatives to treat the Confidential Information in the same manner as Receiving Party is required to treat it under this agreement);

(b)        Confidential Information may be furnished to any bank or other debt financing source that agrees, in writing, for the benefit of the Company, (i) to maintain the confidentiality of the Confidential Information substantially to the same extent as provided in Paragraphs 1, 2, 3 and 4 hereof and (ii) that it has no agreement, arrangement or understanding that would preclude it from providing financing to any party to a possible Transaction other than Receiving Party and its Affiliates; and

(c)        Confidential Information may be disclosed in accordance with Paragraph 3 hereof.

2.    Confidential Information. For purposes of this agreement, the term “Confidential Information” includes (a) all information concerning the Company (whether prepared by the Company or its agents or other representatives and irrespective of the form of communication and when such communication was made) that is or has been furnished to Receiving Party by or on behalf of the Company, (b) the possible terms of any Transaction, and (c) all notes, analyses, reports, compilations, studies, interpretations, summaries or other documents that are prepared by Receiving Party or any of its Representatives that contain, reflect or are based on, in whole or in part, any of the foregoing (“Derived Confidential Information”), provided, however, that the term “Confidential Information” does not include information that:

(i)        is or becomes generally available to the public other than as a result of the disclosure thereof by Receiving Party or any of its agents or other representatives or a breach of this agreement by Receiving Party or any of its agents or other representatives;

(ii)       was within Receiving Party’s possession before being furnished to Receiving Party by or on behalf of the Company, provided that the source of the information was not bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to, the Company or any other party with respect to that information;

(iii)      is or becomes available to Receiving Party on a non-confidential basis from a source other than the Company, provided that the source of the information was not bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to, the Company or any other party with respect to that information; or

(iv)      is independently developed by Receiving Party without use of information disclosed by the Company or otherwise violating Receiving Party’s obligations under this agreement.

3.    Requested or Required Disclosure. (a) If Receiving Party or any of its agents or other representatives is requested or required by oral questions, interrogatories, requests for information or documents in a legal proceeding, subpoena, civil investigative demand or other similar legal process to disclose any of the Confidential Information, Receiving Party will provide the Company prompt notice of the request or requirement so that the Company may seek a protective order or other appropriate remedy or waive compliance with the provisions of this agreement. If, in the absence of a protective order or other similar remedy, Receiving Party or any of its agents or other representatives is required to disclose Confidential Information in any response to any such request or requirement, Receiving Party or any of its agents or other representatives may, without liability under this agreement, disclose to such requesting person only that portion of the Confidential Information that is required to be disclosed so long as Receiving Party and each of its agents or other representatives use reasonable efforts to preserve the confidentiality of all other Confidential Information, including without limitation by cooperating with the Company to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the other Confidential Information by the requesting person.

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(b)  Nothing in this Agreement prohibits Receiving Party or its Representatives from disclosing Confidential Information required by applicable federal or state securities laws to be disclosed in connection with any solicitation of proxies or any business combination, acquisition, merger, consolidation or other transaction relating to the Company or any of its affiliates, or in connection with preparing beneficial ownership reports required by Sections 13(d) or 13(g) of the Securities Exchange Act of 1934, in each case so long as such transaction does not breach Paragraphs 4 or 5 hereof.

4.    Securities Laws. Receiving Party hereby (a) acknowledges that it is aware (and that its agents or other representatives who are apprised of the matters contemplated hereby have been or will be advised) that federal and state laws prohibit persons with material non-public information about a company obtained directly or indirectly from that company from purchasing or selling securities of such company, or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person may purchase or sell such securities, and (b) agrees to not to purchase or offer to purchase any securities of the Company while in the possession of any such information.

5.    Covenants of Receiving Party. (a) As of the date of this agreement, except as previously disclosed to the Company (including by virtue of a public filing), Receiving Party represents and warrants that it does not own beneficially or of record any securities entitled to be voted generally in the election of the other Company’s directors or any direct or indirect options or other rights to acquire or dispose of any such securities or any economic or voting interests associated with, or the value of which is derived from, any such securities (“Voting Securities”).

(b)  Without limiting the generality or effect of any other provision hereof, Receiving Party agrees that for a period ending March 31, 2014 (the “Assessment Period”), except within the terms of a specific written request from the Company, neither Receiving Party nor any of its affiliates nor any of their respective representatives or agents acting as a principal of Receiving Party or such affiliates will propose or publicly announce or otherwise disclose an intent to propose, or enter into or agree to enter into, singly or with any other person:

(i) any form of business combination, acquisition, merger, consolidation or other transaction relating to the Company or any of its affiliates;

(ii) any form of restructuring, recapitalization or similar transaction with respect to the Company or any of its affiliates;

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nor except as aforesaid during the Standstill Period will Receiving Party or any of its agents or other representatives, acting as a principal of Receiving Party:

(iii) acquire, or offer, propose or agree to acquire, by purchase or otherwise, record or beneficial ownership of any Voting Securities of the Company;

(iv) make, or in any way participate in, any solicitation of proxies with respect to any Voting Securities (including by the execution of action by written consent of the Company), become a participant in any election contest with respect to the Company, seek to influence any person with respect to any Voting Securities or demand a copy of the Company’s list of stockholders or other books and records;

(v) participate in or encourage the formation of any partnership, syndicate or other group that owns or seeks or offers to acquire beneficial ownership of any Voting Securities or that seeks to affect control of the Company or has the purpose of circumventing any provision of this agreement;

(vi) otherwise act, alone or in concert with others (including by providing financing for another person), to seek or to offer to control or influence, in any manner, the Company’s management, Board of Directors or policies;

(vii) request any waiver or amendment to any provision of this agreement; or

(viii) make any proposal or other communication designed to, or which could reasonably be expected to, compel the Company to make a public announcement thereof in respect of any matter referred to in this agreement.

(c)  In the event that, prior to March 31, 2014, the Company enters into a confidentiality agreement with any third party in connection with possible discussions of a merger, consolidation, sale of stock or assets, tender offer or other business combination transaction involving the possible acquisition by such third party of control of, or a sale of all or substantially all of the assets of, the Company, which agreement provides for a standstill period that ends before March 31, 2014 or is on terms that are substantially more favorable to the third party than the terms of Paragraph 5(b) hereof, (i) the terms of Paragraph 5(b) hereof will be deemed, without further action, to have been automatically amended so as to include such shorter standstill period or more favorable terms and (ii) the Company will notify the Receiving Party thereof and, if requested, the parties will agree to amendments hereto to reflect such changes. For the avoidance of doubt, a definitive agreement providing for a transaction of a type referred to in Paragraph 5(b) will not trigger the protections provided in this Paragraph 5(c).

(d)  Receiving Party agrees to vote or cause to be voted its shares of common stock of the Company beneficially owned by it or any of its affiliates in respect of the election of directors at the Company’s 2013 annual meeting of shareholders (i) in the same proportion as all other shares of common stock are voted by other shareholders or (ii) at Receiving Party’s election, as recommended by the Company’s Board of Directors.

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(e)  Notwithstanding anything to the contrary set forth in the foregoing provisions of this Paragraph 5, neither Receiving Party nor any of its applicable affiliates will be precluded from voting the shares of common stock of the Company beneficially owned by it in opposition to any transaction involving the sale or acquisition of all or a controlling portion of the Company’s equity securities or all or substantially all of the Company’s assets (whether by merger, consolidation, business combination, tender or exchange offer, recapitalization, restructuring, sale, equity issuance or otherwise).

6.    Termination of Discussions. The Company will not be under any contractual or legal obligation of any kind whatsoever to furnish Confidential Information to Receiving Party and reserves the right, in its sole discretion, to terminate providing Confidential Information at any time. In that case, on the request of the Company for any or no reason, Receiving Party will, and will cause its Representatives to, promptly deliver to the Company or destroy all Confidential Information, including all Derived Confidential Information (and all copies thereof and extracts therefrom), provided that (i) neither the Receiving Party nor any of its Representatives will be required to destroy any electronic copy of any Confidential Information that is created pursuant to such person’s standard electronic backup and archival procedures if (x) personnel whose functions are not primarily information technology in nature do not have access to such retained copies and (y) personnel whose functions are primarily information technology in nature have access to such copies only as reasonably necessary for the performance of their information technology duties (e.g., for purposes of system recovery), and (ii) the Receiving Party and its Representatives may each retain (A) one copy of any Confidential Information to the extent required to defend or maintain any litigation relating to this Agreement or the Confidential Information, or established document retention policies and (B) such copies of the Confidential Information to the extent required to comply with requirements of applicable law. Compliance with the preceding sentence will be certified in writing by an authorized officer of Receiving Party within five calendar days of the delivery of the notice. Notwithstanding the return or destruction of the Confidential Information, each party will continue to be bound by its obligations of confidentiality and other obligations under this agreement.

7.    Coordination of Contacts. Prior to March 31, 2014, Receiving Party will not, and will cause its agents and other representatives not to, except within the terms of a specific written request from the Company or any of the Company’s authorized representatives, initiate contact with any director, officer, employee or person known to Receiving Party to be a securityholder, partner, joint venturer or contracting party of the Company in connection with any matter referred to in this agreement. The parties agree that all (a) communications regarding the matters herein contemplated, (b) requests for information, and (c) discussions or questions regarding procedures with respect to the matters herein contemplated, will be first submitted or directed to the individual specified on the signature page to this agreement.

8.    No Warranty of Accuracy. Receiving Party acknowledges that neither the Company nor any of its agents or representatives makes any representation or warranty as to the accuracy or completeness of any the Confidential Information furnished to Receiving Party. Neither the Company nor any of its agents or other representatives will have any liability to Receiving Party or its agents or other representatives resulting from the use of the Confidential Information.

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9.   Miscellaneous. No failure or delay by any party in exercising any right, power or privilege under this agreement will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise of any right, power or privilege under this agreement. No provision of this agreement may be waived, amended or assigned except, as to any waiver or amendment, with the written consent of each party in its sole discretion, which consent specifically refers to the provision waived or amended. If any provision of this agreement is deemed to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this agreement will not in any way be affected or impaired thereby. This agreement represents the entire understanding of the parties with respect to the matters referred to in this letter agreement and supersedes all prior or contemporaneous understandings, written or oral, between the parties with respect to such matters.

10.  Governing Law. This agreement is governed by, and will be construed in accordance with, the internal laws of the State of Pennsylvania, without giving effect to the principles of conflict of laws thereof. Each party submits to the exclusive jurisdiction of the federal or state courts in Pittsburgh, Pennsylvania (the “Selected Court”) in respect of any action or proceeding arising out of this agreement, agrees that venue for any action on this agreement will be properly laid in the Selected Court and waives any objection to the bringing of any action or proceeding in the venue.

11.  Injunctive Relief. Each party acknowledges and agrees that money damages would not be a sufficient remedy for any breach of this agreement by another party or any of its affiliates, agents or other representatives and that the non-breaching party will be entitled to equitable relief, including injunction and specific performance, as a remedy for any breach (and the party will not raise the defense of an adequate remedy at law) without the party of a bond or other form of assurance or surety. Such remedies will be in addition to all other remedies available at law or equity.

12.  Counterparts. This agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

13.  Termination. This agreement will terminate without further action two years after the date first above written. The termination will not, however, affect the liability of any party for any prior breach of any provision hereof.

14.  Certain Definitions. In addition to the terms defined elsewhere herein, for purposes of this agreement, (a) the term “affiliate” has the meaning set forth in Rule 12b-2 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934 and (b) the term “person” means any individual or legal entity.

[SIGNATURE PAGE FOLLOWS]

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Please confirm your agreement with the foregoing by signing and returning one copy of this letter to the undersigned, whereupon this agreement will become a binding agreement among the parties.

Very truly yours,

Michael Baker Corporation

By:	/s/ H. James McKnight
	Name:	H. James McKnight
	Title:	Executive VP & CLO

Contact person for Paragraph 7:

Name:	H. James McKnight
Title:	Executive VP & CLO
Email:	jmcknight@mbakercorp.com

Accepted and agreed as of the date first written above:

Gladiator Holdco LLC

By:	/s/ Thomas J. Campbell
	Name:	Thomas J. Campbell
	Title:	Chairman

Contact person for Paragraph 7:

Name:	Thomas J. Campbell
Title:	Chairman
Email:	tcampbell@dccapitalpartners.com

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